EX-99.906CERT

CERTIFICATION

David Gautsche, Chief Executive Officer, and Trent Statczar, Chief Financial Officer of the MMA Praxis Mutual Funds (the “Registrant”), each certify to the best of his knowledge that:

1.           The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2010 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.           The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                                                                                      Chief Financial Officer
MMA Praxis Mutual Funds                                                                             MMA Praxis Mutual Funds

/s/ David Gautsche                                                                                              /s/ Trent Statczar

David Gautsche                                                                                                  Trent Statczar
Date:  September 1, 2010                                                                                    Date:  September 1, 2010

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the MMA Praxis Mutual Funds and will be retained by the MMA Praxis Mutual Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.